Exhibit 99.1

Parks! America, Inc. Reports Q2 and YTD Fiscal 2023 Results

●	Q2 park revenues increased 4% on a pro forma basis, adjusting for the revenue impact of the tornado at the Georgia Park
●	Drive through and a large section of the Walkabout reopened in Georgia; sales remain below prior year levels, however, continue to improve each week
●	Management remains focused on long-term organic growth, with an emphasis on improved marketing, operating efficiencies and the overall guest experience

PINE MOUNTAIN, Georgia, May 16, 2023 — Parks! America, Inc. (OTCPink: PRKA), today announced the results for its second fiscal quarter and six months ended April 2, 2023.

Second Quarter Fiscal 2023 Highlights

Total revenues for the fiscal quarter ended April 2, 2023 were $1.88 million, a decrease of $211,109, compared to $2.09 million for the fiscal quarter ended April 3, 2022. Park revenues were $1.86 million, a decrease of $226,887 or 10.9%, and animal sales of $17,900 increased by $15,778. As a result of a devastating tornado and rain event on March 26-27, 2023, our Georgia Park was closed for the final eight days of this quarter. During the comparable eight days in the prior year, the park generated approximately $303,500 of park revenues. On a pro forma basis, adjusting for the impact of the tornado related closure on Georgia park revenues, aggregate second quarter park revenues increased 3.7%.

The Company reported a net loss of $846,139, or $0.01 per basic share and fully diluted share, for the fiscal quarter ended April 2, 2023, compared to a net loss of $51,690, or $0.00 per basic share and fully diluted share, for the fiscal quarter ended April 3, 2022, resulting in an increase of $794,449. The higher net loss was driven by the after-tax impact of the tornado expenses and asset write-offs totaling $469,572, as well as the loss of park revenue at our Georgia Park due to the tornado driven closure and subsequent clean-up and reopening efforts. SG&A increased during the quarter due to higher executive compensation during the current transitional period, increased marketing expenses, as well as the timing of director fees. Excluding the after-tax impact of the tornado expenses and asset write-offs, the Company generated an adjusted net loss of $376,567, an increase of $324,877.

“While the tornado devastation and subsequent massive clean-up and rebuilding effort in Georgia certainly threw us for a loop, and virtually eliminated the typically strong spring break period at this park, we are pleased with the positive momentum demonstrated by all the parks in attendance and overall revenue. We are beginning to see positive results of our updated pricing strategy as well as the impact of our new marketing campaign,” commented Lisa Brady, President, and CEO. “A large portion of the higher expenses in the quarter, particularly in SG&A, were due to timing shifts for marketing and board compensation, which we anticipate will largely balance out for the full year,” finished Brady.

Six Months Fiscal 2023 Highlights

Total revenues for the six months ended April 2, 2023 were $3.74 million, a decrease of $294,488, compared to $4.03 million for the six months ended April 3, 2022. Park revenues were $3.68 million, a decrease of $351,359 or 8.7%. On a pro forma basis, adjusting for the impact of the tornado related closure on Georgia park revenues, aggregate six month park revenues declined by 1.2%.

The Company reported a net loss of $999,099, or $0.01 per basic share and fully diluted share, for the six months ended April 2, 2023, compared to net a net loss of $473,630, or $0.01 per basic share and fully diluted share, for the six months ended April 3, 2023, resulting in an increase of $525,469. The higher net loss was driven by the after-tax impact of the tornado expenses and asset write-offs totaling $469,572, as well as the loss of park revenue at our Georgia Park due to the tornado driven closure and subsequent clean-up and reopening effort. Excluding the after-tax impact of the tornado expenses and asset write-offs, the Company generated an adjusted net loss of $529,527, reflecting an increase of $55,897.

Balance Sheet and Liquidity

The Company had working capital of $3.01 million as of April 2, 2023, compared to $4.67 million as of October 2, 2022 and $3.98 million as of April 3, 2022. The Company had total debt of $4.60 million as of April 2, 2023, compared to $4.96 million as of October 2, 2022 and $5.62 million as of April 3, 2022. The Company’s debt-to-equity ratio was 0.32 to 1.0 as of April 2, 2023, compared to 0.32 to 1.0 as of October 2, 2022 and 0.40 to 1.0 as of April 3, 2022.

Tornado Update and Park Revenues through May 14, 2023

On March 26-27, 2023, our Georgia Park was dramatically impacted by at least one EF-3 tornado, flooding, and severe weather. More than 4,500 trees were downed and nearly all our animal exhibits, several buildings and much of the park infrastructure experienced significant damage. The popular drive through section of the park reopened on April 15th and a large walkabout section of the park reopened on May 7, 2023. We anticipate reopening another significant section of the Walkabout by Memorial Day weekend.

For the period from March 26-May 14, 2023, our Georgia park revenue declined approximately $1.0 million compared to the comparable period in our 2022 fiscal year, as the extensive tornado damage resulted in the closure of the park for most of the traditionally busy spring break period. After a slow initial week after reopening, Georgia Park revenue has trended nearer to prior year levels, as we have worked to spread the word regarding the reopening of this park. In aggregate, we expect to incur approximately $1.12 million of tornado related expenses and asset write-offs, primarily to clean-up, make necessary repairs and reopen our Georgia Park, including approximately $490,000 in the third quarter of 2023 fiscal year. In addition, we expect to invest approximately $600,000 toward capital expenditures to rebuild several animal exhibits and repair park infrastructure damaged by the tornado and severe weather. The most devastated portion of the Walkabout will remain closed as management works to determine a rebuild/replacement strategy. We continue to work with our insurance providers to offset some of the clean-up and rebuilding costs, and anticipate the overall proceeds will not exceed $700,000, factoring in deductibles and co-insurance.

Ms. Brady, commented, “While the impact of the tornado was devastating, we are pleased with the outstanding effort of our team which allowed us to clear and clean up a monumental amount of damage, and welcome guests back to our drive-through safari experience in just 20 days.” Brady continued, “A significant portion of the Walkabout is now open, including two new showcase animal exhibits planned for the 2023 season, which thankfully were not badly impacted by the tornado. These two exhibits demonstrate a new overall, ‘look and feel’ standard which we plan on implementing throughout the Walkabout in Georgia and each of our parks going forward. We believe this enhanced environment greatly improves the overall guest experience.”

Fiscal 2023 Commentary and Outlook

“Historically the second half of our fiscal year generates approximately two thirds of our annual revenue, and we are encouraged by the positive, organic momentum at all three parks,” said Brady. “Our 2023 capital program launched several new and enhanced attractions, including an all-new otter exhibit in Missouri, the enhanced lemur exhibit and new aviary in Georgia, and a new, fourth drive-through section in Texas which allows guests to feed zebras and camels directly from their vehicles. I have had the opportunity to spend considerable time at all three parks and am thrilled with the progress on the guest experience, from both an infrastructure and service perspective. These improvements, coupled with our added educational overlay, enhanced placemaking, additional up-close animal experiences and enhanced marketing and group sales efforts should drive continued momentum throughout the balance of the year,” Brady added.

As it relates to the outlook for fiscal 2023, Brady commented, “We remain optimistic we will report positive EBITDA for our 2023 fiscal year; however, the combination of multiple factors, including the tornado expenses and asset write-offs, lost revenues to-date coupled with uncertainty of the pace and level at which the Georgia Park revenue will rebound, and the timing and magnitude of insurance proceeds, may cause us to report a net loss for the fiscal year.”

“We remain committed to the long-term growth of the business and are focused in the near term on empowering and developing our teams and fine-tuning the foundational elements of our business, while developing a long-term growth strategy to take Parks! America to the next level. I would like to thank our team and investors for their continued support and look forward to seeing everyone in our parks this season,” Brady closed.

About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through its wholly owned subsidiaries, owns and operates three regional theme parks - the Wild Animal Safari theme park in Pine Mountain, Georgia, the Wild Animal Safari theme park located in Strafford, Missouri, and the Aggieland Wild Animal Safari theme park, located near Bryan/College Station, Texas.

Additional information, including our Form 10-K for the fiscal year ended October 2, 2022, is available on the Company’s website, http://www.animalsafari.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information contained herein, this news release contains certain “forward-looking statements” within the meaning of U.S. securities laws. Such forward-looking statements involve risks and uncertainties, including, among other things, statements concerning: our business strategy; liquidity and capital expenditures; future sources of revenues and anticipated costs and expenses; and trends in industry activity generally. Such forward-looking statements include, among others, those statements including the words such as “may,” “will,” “should,” “expect,” “plan,” “could,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or similar language or by discussions of our outlook, plans, goals, strategy or intentions.

You are cautioned not to place undue reliance on these forward-looking statements; our actual results may differ significantly from those projected in the forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to vary materially from future results include but are not limited to: competition from other parks which we believe is increasing, difficulty engaging seasonal and full-time workers, weather conditions during our primary tourist season, the price of animal feed and the price of gasoline. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, we cannot guarantee future results, levels of activity, performance or achievements.

We believe the expectations reflected in forward-looking statements are reasonable, however we can give no assurances that such expectations will be realized, and actual results could differ materially. We assume no obligation to update any of these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements, except as required by applicable law. A further description of these risks, uncertainties and other matters can be found in the Company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2022.

Contact:	Lisa Brady
President and Chief Executive Officer
(706) 663-8744
lisa@parksamerica.com

PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months and Six Months Ended April 2, 2023 and April 3, 2022

	For the three months ended		For the six months ended
	April 2, 2023	April 3, 2022	April 2, 2023	April 3, 2022
Park revenues	$1,857,565	$2,084,452	$3,675,144	$4,026,503
Sale of animals	17,900	2,122	61,700	4,829
Total revenues	1,875,465	2,086,574	3,736,844	4,031,332

Cost of sales	282,881	342,641	555,501	625,677
Selling, general and administrative	1,821,295	1,556,859	3,347,307	3,533,656
Depreciation and amortization	209,449	192,575	426,633	385,650
Tornado expenses and write-offs	632,372	-	632,372	-
(Gain) loss on disposal of operating assets	30,584	-	30,584	(18,000)
Loss from operations	(1,101,116)	(5,501)	(1,255,553)	(495,651)

Other income, net	31,666	19,386	61,279	46,292
Interest expense	(56,489)	(67,775)	(115,225)	(136,671)
Loss before income taxes	(1,125,939)	(53,890)	(1,309,499)	(586,030)

Income tax benefit	(279,800)	(2,200)	(310,400)	(112,400)
Net loss	$(846,139)	$(51,690)	$(999,099)	$(473,630)

Loss per share - basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.01)

Weighted average shares outstanding (in 000’s) - basic and diluted	75,270	75,168	75,248	75,146

PARKS! AMERICA, INC. AND SUBSIDIARIES

REPORTED AND PRO FORMA PARK REVENUES

For the Three Months and Six Months Ended April 2, 2023 and April 3, 2022

	Reported
	For the three months ended		For the six months ended
	April 2, 2023	April 3, 2022	April 2, 2023	April 3, 2022
Georgia	$1,050,455	$1,338,459	$2,345,796	$2,646,899
Missouri	270,827	232,712	490,592	500,107
Texas	536,283	513,281	838,756	879,497
Total park revenues	$1,857,565	$2,084,452	$3,675,144	$4,026,503

	Pro Forma
	For the three months ended		For the six months ended
	April 2, 2023	April 3, 2022	April 2, 2023	April 3, 2022
Georgia	$1,353,955	$1,338,459	$2,649,296	$2,646,899
Missouri	270,827	232,712	490,592	500,107
Texas	536,283	513,281	838,756	879,497
Total park revenues	$2,161,065	$2,084,452	$3,978,644	$4,026,503

PARKS! AMERICA, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURE - ADJUSTED NET INCOME (1)

For the Three Months and Six Months Ended April 2, 2023 and April 3, 2022

	For the three months ended		For the six months ended
	April 2, 2023	April 3, 2022	April 2, 2023	April 3, 2022
Net loss	$(846,139)	$(51,690)	$(999,099)	$(473,630)
Tornado expenses and write-offs	632,372	-	632,372	-
Tax impact - Tornado expenses and write-offs	(162,800)	-	(162,800)	-
Adjusted net loss	$(376,567)	$(51,690)	$(529,527)	$(473,630)

(1) Reconciliation of Non-GAAP Disclosure Item - Adjusted Net Income

Adjusted net income for the three months and six months ended April 2, 2023, excludes tornado expenses and write-offs related to the tornado and over nine inches of rain that caused significant damage to our Georgia Park on March 26-27, 2023. The tornado expenses totaled $381,676, while the asset write-offs totaled 250,696.

PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of April 2, 2023, October 2, 2022 and April 3, 2022

	April 2, 2023	October 2, 2022	April 3, 2022
ASSETS
Cash	$3,861,632	$5,472,036	$4,674,618
Accounts receivable	3,335	4,405	10,930
Inventory	532,143	541,986	562,291
Prepaid expenses	572,891	170,782	446,935
Total current assets	4,970,001	6,189,209	5,694,774

Property and equipment, net	15,067,473	14,811,742	14,585,942
Right of use asset, net	-	-	309,661
Intangible assets, net	76,207	79,565	10,416
Other assets	20,909	23,090	15,974
Total assets	$20,134,590	$21,103,606	$20,616,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable	$623,234	$267,567	$293,096
Other current liabilities	494,266	521,872	549,188
Current portion of finance lease obligation	-	-	157,344
Current portion of long-term debt, net	749,879	732,779	715,799
Total current liabilities	1,867,379	1,522,218	1,715,427

Long-term portion of finance lease obligation	-	-	151,312
Long-term debt, net	3,847,364	4,227,442	4,597,203
Total liabilities	5,714,743	5,749,660	6,463,942

Stockholders’ equity
Common stock	75,389	75,227	75,227
Capital in excess of par	5,052,600	4,987,762	4,987,762
Retained earnings	9,291,858	10,290,957	9,089,836
Total stockholders’ equity	14,419,847	15,353,946	14,152,825
Total liabilities and stockholders’ equity	$20,134,590	$21,103,606	$20,616,767